UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2017

Colony Starwood Homes

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-36163 (Commission File Number)	80-6260391 (IRS Employer Identification No.)

8665 East Hartford Drive Scottsdale, AZ (Address of principal executive offices)		85255 (Zip Code)

Registrant's telephone number,
including area code:
(480) 362-9760

 Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Trustee

On March 29, 2017, the Board of Trustees (the “Board”) of Colony Starwood Homes, a Maryland real estate investment trust (the “Company”) voted to expand the size of the Board to 14 members and appointed Mr. Frederick C. Tuomi as a trustee of the Company.

Mr. Tuomi, age 62, has been the Chief Executive Officer of the Company since January 2016. Mr. Tuomi served as co-president of Colony American Homes, Inc. (“CAH”) from March 2015 and chief operating officer from July 2013 until the closing of the merger of Starwood Waypoint Residential Trust and CAH. In his capacity as              co-president and chief operating officer of CAH, Mr. Tuomi was responsible for setting CAH’s strategic direction and leading the operations of CAH’s single-family rental operations including construction/renovations, marketing, leasing, property management, asset management, human resources and information technology. Prior to joining CAH, Mr. Tuomi was executive vice president and president—property management for Equity Residential, which he joined in 1994. He led the development of Equity Residential’s property management group through years of rapid growth and expansion to become the largest multi-family real estate investment trust in the United States, while helping to pioneer its leading operational platform. Prior to Equity Residential, he was president of Residential Asset Management Group, a subsidiary of Post Properties. Throughout his 35-year career, Mr. Tuomi has served on numerous multi-family industry boards and executive committees, including the National Multi-Housing Council, California Housing Council, California Apartment Association and the USC Lusk Center for Real Estate. Since September 2014, Mr. Tuomi also serves as a director of Tejon Ranch Co. (NYSE: TRC), a diversified real estate development and agribusiness company. Mr. Tuomi serves on the board of directors and as treasurer of the National Rental Housing Council. Mr. Tuomi is a graduate of Georgia State University, with a degree in Business Information Systems and a Masters in Business Administration.

There are no arrangements or understandings between Mr. Tuomi and any other persons pursuant to which he was elected to the Board, and Mr. Tuomi has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K other than his employment agreement with the Company dated March 22, 2016 as described in the Current Report on Form 8-K filed by the Company on March 22, 2016 and incorporated herein by reference.

Item 8.01. Other Events

Interest Rate Swap

On March 29, 2017, the Company, through Colony Starwood Homes Partnership LP, the Company’s operating partnership, entered into an interest rate swap contract on a notional amount of $800 million in order to mitigate its exposure to potential future increases in LIBOR rates upon the maturity of certain other swap contracts to which the Company is party. This swap contract is effective on March 15, 2019 and matures on March 15, 2022, and effectively converts the LIBOR indexed floating rate on $800 million of the Company’s existing and future debt to a fixed interest rate of 2.21% for approximately three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 31, 2017	COLONY STARWOOD HOMES

	By:	/s/ Ryan A. Berry
	Name:	Ryan A. Berry
	Title:	Executive Vice President, General Counsel and Secretary

[Signature Page to 8-K]

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